Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form F-1/A of NetQin Mobile Inc. of our report dated February 18, 2011, except for Note 19 which is as of April 8, 2011, relating to the consolidated financial statements of NetQin Mobile Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Beijing, People’s Republic of China

April 26, 2011